EVERY SHAREHOLDER'S VOTE IS IMPORTANT

Your Proxy Vote is important!

And now you can Vote your Proxy on the PHONE or the INTERNET.

It saves Money! Telephone and Internet voting saves postage costs - savings which can help minimize expenses.

It saves Time! Telephone and Internet voting is instantaneous - 24 hours a day.

It's Easy! Just follow these simple steps:

  Read your proxy statement and have it at hand.

  Call toll-free 1-866-235-4258 or go to website: https://vote.proxy-direct.com

  Follow the recorded directions or on-screen directions.

  Do not mail your Proxy Card when you vote by phone or Internet.
FUND                                        FUND
Lutheran Brotherhood World Growth           Lutheran Brotherhood Opportunity Growth
Lutheran Brotherhood Fund                   Lutheran Brotherhood Mid Cap Growth
Lutheran Brotherhood Growth                 Lutheran Brotherhood High Yield
Lutheran Brotherhood Value                  Lutheran Brotherhood Income
Lutheran Brotherhood Municipal Bond         Lutheran Brotherhood Limited Maturity Bond
Lutheran Brotherhood Money Market

                      Please detach at perforation before mailing.

PROXY CARD                                                                                                     PROXY CARD

LUTHERAN BROTHERHOOD FAMILY OF FUNDS
625 Fourth Avenue South
Minneapolis, Minnesota 55415
SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON June 9, 2004

The undersigned hereby appoints John O. Gilbert, Pamela J. Moret, Karl D. Anderson, Brett L. Agnew, John C. Bjork, James E. Nelson, or Marlene J. Nogle or any of them, true and lawful proxies, with power of substitution, to represent and vote all shares which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held at 625 Fourth Avenue South, Minneapolis, Minnesota 55415 at 8:30 a.m. Central Time on June 9, 2004, or at any adjournments, on the matters described in the accompanying Notice of Special Meeting and Proxy Statement. Receipt of the Notice of Special Meeting and Proxy Statement is hereby acknowledged. The Board of Trustees recommends a vote "FOR" each proposal.

Discretionary authority is hereby conferred as to all other matters as may properly come before the meeting.

                                      VOTE VIA THE INTERNET:  https://vote.proxy-direct.com
                                      VOTE VIA THE TELEPHONE:  1-866-235-4258
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                                       999 9999 9999 999
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                                      Note:  Please sign exactly as your name appears
                                      hereon.  If shares are held jointly, either holder may
                                      sign.  Corporate proxies should be signed by an
                                      authorized officer.

                                      -------------------------------------------------------
                                      Signature

                                      -------------------------------------------------------
                                      Signature of joint owner, if any

                                      -------------------------------------------------------
                                      Date

This proxy card is solicited on behalf of the Board of Trustees of the Lutheran Brotherhood Family of Funds. You must mark the box "abstain" if you wish to abstain. Abstentions have the same effect as votes cast AGAINST a proposal. If no choice is indicated, this proxy will be voted affirmatively on these matters. When this proxy card is properly executed, the shares represented hereby will be voted in accordance with the choices made on this form. If no choice is indicated on this form, the voting instruction will be deemed to be affirmative on these matters. The Board of Trustees recommends a vote "For" each proposal.

To vote, mark blocks below in blue or black ink as follows:   Example:   [X]

1.  To approve the Agreement and Plan of Reorganization
    [ ]  To vote all Funds FOR;    [ ] to vote all Funds AGAINST;    [ ] to ABSTAIN votes for all Funds;
    or vote separately by Fund below.

                                                     For       Against       Abstain
    Lutheran Brotherhood World Growth Fund           [ ]         [ ]            [ ]
    Lutheran Brotherhood Growth Fund                 [ ]         [ ]            [ ]
    Lutheran Brotherhood Fund                        [ ]         [ ]            [ ]
    Lutheran Brotherhood Value Fund                  [ ]         [ ]            [ ]
    Lutheran Brotherhood Municipal Bond Fund         [ ]         [ ]            [ ]
    Lutheran Brotherhood Money Market Fund           [ ]         [ ]            [ ]
    Lutheran Brotherhood Opportunity Growth Fund     [ ]         [ ]            [ ]
    Lutheran Brotherhood Mid Cap Growth Fund         [ ]         [ ]            [ ]
    Lutheran Brotherhood High Yield Fund             [ ]         [ ]            [ ]
    Lutheran Brotherhood Income Fund                 [ ]         [ ]            [ ]
    Lutheran Brotherhood Limited Maturity Bond Fund  [ ]         [ ]            [ ]

Every shareholder's vote is important! Please sign, date and return your voting instruction form today!